UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2008

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EASTBRIDGE INVESTMENT GROUP CORPORATION

(Exact name of registrant as specified in its charter)

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Arizona	0-52282	86-1032927
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8040 East Morgan Trail, Unit 18, Scottsdale, AZ  85258

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 966-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties. Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EastBridge Investment Group Corporation (“Eastbridge”) has entered into a stock purchase agreement described below.

EastBridge entered into a stock purchase agreement and acquired a controlling interest in Ji-Bo Pipes & Valves Company in Zhejiang, China. EastBridge has agreed to issue 1,000,000 shares of Series B-preferred stock in exchange for 51% controlling interest in Ji-Bo. Ji-Bo is a well known supplier of copper parts to the plumbing industry and has been in business for over five years.

Ji-Bo: manufacturer of fittings, faucets, garden hardware for the plumbing and home garden industries. Its major customers are the local distributors and exporters. Its products are also shipped to the US hardware stores such as Home Depot and Lowe's.

EastBridge further entered into a stock purchase agreement to acquire controlling interest in Aoxing Corporation, a manufacturer of electrical cables in Jiangxi, China. EastBridge has agreed to issue 1,000,000 shares of Series A-preferred stock in exchange for 51% controlling interest in Aoxing.

Aoxing makes copper alloy electrical cables for the domestic and international markets and it has been in business for over seven years.

Aoxing: a manufacturer of electrical cables and wires. Their main market is local in China. They make low to medium voltage power cables for the building trade and the power companies. Their cables are most copper and aluminum alloy.

These transactions contemplated by the stock Purchase Agreement were completed on September 21, 2008. A copy of the Stock Purchase Agreement is being filed as Exhibit 10.1 and 10.2 to this report and is incorporated by reference into this Item 1.01.

ITEM  2.01.

ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM  3.02.

UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements and Proforma will be filed by amendment.

(a) Financial statements of business acquired.

Following the closing of each transaction on September 21, 2008, the financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b) Pro Forma financial information.

Following the closing of each transaction on September 21, 2008, the pro forma financial information required by this Item 9(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(b)(4) of Form 8-K.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Stock Purchase Agreement with Aoxing Corporation
10.2	Stock Purchase Agreement with Ji-Bo Pipes & Valves Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EASTBRIDGE INVESTMENT GROUP CORPORATION

Date: October 21, 2008	By:	/s/ KEITH WONG
Keith Wong Chief Executive Officer

Date: October 21, 2008	By:	/s/ NORM KLEIN
Norm Klein Chief Financial Officer